EXHIBIT 23.1



  INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Sierra Health Services, Inc. on Form S-8 of our report dated February 10, 1995, appearing in the Annual Report on Form 10-K of Sierra Health Services, Inc. for the year ended December 31, 1994.

  Deloitte & Touche LLP
  _________________________
  DELOITTE & TOUCHE LLP


  Las Vegas, Nevada
  July 6, 1995